Exhibit 5.1
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, CA 94105
March 2, 2009
Century Aluminum Company
2511 Garden Road
Building A, Suite 200
Monterey, CA 93940
Ladies and Gentlemen:
We have acted as counsel to Century Aluminum Company, a Delaware corporation (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-143315) (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) an indeterminate number of shares of the Company’s common stock, par value $0.01 per share, having an aggregate initial public offering price of up to $250,000,000 (the “Shares”).
In connection with the opinion set forth below, we have examined signed copies of the Registration Statement, including exhibits thereto. We have also examined and relied upon minutes of meetings of the board of directors of the Company as provided to us by the Company, the Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date, and such other documents as we have deemed necessary for the purposes of rendering the opinion hereinafter set forth.
In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and the legal competence of all signatories to such documents, which assumptions we have not independently verified.
Based upon and subject to the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we hereby render the following opinion:
When the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) and, if necessary, the shareholders of the Company, have taken all necessary corporate action to approve the issuance and establish the terms of the offering of the Shares and related matters and when such Shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Shares will be duly authorized, legally issued, fully paid and nonassessable.
In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any Share, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a Prospectus Supplement will have been prepared and filed with the Commission describing the Shares offered thereby, the authorization of such Shares will not have been modified or rescinded by the Board, and there will not have occurred any change in law affecting the validity or enforceability of such Shares.
This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
This letter has been prepared for your use solely in connection with the Registration Statement and may not be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This letter speaks as of the date hereof and through the date of effectiveness of the Registration Statement. We assume no obligation to advise you or any other person with regard to any change in the circumstances or the law after the date of effectiveness of the Registration Statement that may bear on the matters set forth herein even though the change may affect the legal analysis, legal conclusion or other matters in this letter.
Very truly yours,
/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP

2